John Hancock Variable Series Trust I


Michele G. Van Leer
Chairman and Chief Executive Officer

[JOHN HANCOCK LOGO APPEARS HERE]

                                                June 27, 2000

State Street Bank and Trust Company
P.O. Box 9111
Boston, MA  02209-9111
Attention:  William Marvin

Re:  Amended and Restated Custodian Agreement
     dated as of January 30, 1995, as amended
     ----------------------------------------

Gentlemen:

     This letter will memorialize our mutual agreement to add to the above-referenced Custodian Agreement, effective as of June 30, 2000, the following two portfolios of the John Hancock Variable Series Trust I: American Leaders Large Cap Value and Core Bond.

     Attached is a revised copy of Appendix A to the Custodian Agreement which reflects all of the Portfolios that are now subject to the Custodian Agreement, including the two portfolios named above. You will note that this schedule also updates portfolio names and managers. Please substitute copies of the attached Appendix A for the old copies of Appendix A in your files.

     Kindly acknowledge receipt of this letter and the attachment, and your agreement with the terms hereof, by signing and returning the duplicate of this letter. Thank you.

                              Sincerely,

                              JOHN HANCOCK VARIABLE
                              SERIES TRUST I

                              /s/MICHELE G. VAN LEER

                              Michele G. Van Leer
                              Chairman and CEO


Received and agreed to:
STATE STREET BANK AND TRUST COMPANY


By:    /s/RONALD E. LOUGE
       ------------------
Name:  Ronald E. Louge
       ------------------
Title: Vice Chairman
       ------------------

                                   APPENDIX A
                              CUSTODIAL AGREEMENT
                             (As of June 30, 2000)

          Name of Portfolio         Portfolio Sub-Manager
          -----------------         ---------------------

   1.  International Equity Index                 Independence International Associates, Inc.
   2.  Small/Mid Cap Growth (1)                   Wellington Management Company, LLP
   3.  Small Cap Growth                           John Hancock Advisers, Inc.
   4.  Small Cap Value                            INVESCO Management & Research, Inc.
   5.  Mid Cap Growth                             Janus Capital Corporation
   6.  Mid Cap Value                              Neuberger & Berman L.P.
   7.  Global Balanced (2)                        Brinson Partners, Inc.
   8.  International Opportunities                Rowe Price-Fleming International, Inc.
   9.  Large Cap Value                            T. Rowe Price Associates, Inc.
  10.  Global Bond (3)                            J.P. Morgan Investment Management Inc.
  11.  Equity Index                               State Street Bank and Trust Company
  12.  Managed                                    Independence Investment Associates, Inc.
  13.  Money Market                               John Hancock Life Insurance Company
  14.  Large Cap Growth                           Independence Investment Associates, Inc.
  15.  Growth and Income                          Independence Investment Associates, Inc.
  16.  Real Estate Equity                         Independence Investment Associates, Inc. and
                                                  Morgan Stanley Dean Witter Investment Management
                                                  Inc.
  17.  Short-Term Bond                            Independence Investment Associates, Inc.
  18.  Active Bond (4)                            John Hancock Advisers, Inc.
  19.  Small/Mid Cap CORE                         Goldman Sachs Asset Management (a division of
                                                  Goldman, Sachs & Co.)
  20.  High Yield Bond                            Wellington Management Company, LLP
  21.  Bond Index                                 Mellon Bond Associates, LLP
  22.  International Opportunities II (5)         Rowe Price-Fleming International, Inc.
  23.  Emerging Markets Equity                    Morgan Stanley Dean Witter Investment Management
                                                  Inc.
  24.  Large Cap Aggressive Growth                Alliance Capital Management L.P.
  25.  Small/Mid Cap Value                        The Boston Company Asset Management LLC
  26.  Large Cap Value CORE                       Goldman Sachs Asset Management (a division of
                                                  Goldman, Sachs & Co.)
  27.  International Equity                       Goldman Sachs Asset Management (a division of
                                                  Goldman, Sachs & Co.)
  28.  Aggressive Balanced                        Independence Investment Associates, Inc.
  29.  Mid Cap Blend                              Independence Investment Associates, Inc.
  30.  Fundamental Mid-Cap Growth                 OppenheimerFunds, Inc.
  31.  Large/Mid Cap Value                        Wellington Management Company, LLP
  32.  American Leaders Large Cap Value           Federated Investment Management Company
  33.  Core Bond                                  Federated Investment Management Company

(1)  Formerly Diversified Mid-Cap Growth Portfolio
(2)  Formerly International Balanced Portfolio
(3)  Formerly Strategic Bond Portfolio
(4)  Formerly Sovereign Bond Portfolio
(5)  Formerly Global Equity Portfolio